Exhibit 10.4

SECOND AMENDMENT

TO

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This Second Amendment (“Amendment”) to the Amended and Restated Employment Agreement (the “Executive Agreement”) between Goodman Networks Incorporated (the “Company”) and Jonathan E. Goodman (the “Executive”) is effective as of January 1, 2015 (the “Amendment Effective Date”).

WHEREAS, the Company and Executive entered into an Executive Agreement on February 1, 2013 and amended such Executive Agreement in April 2014;

WHEREAS, the Company and the Executive desire to amend and/or supplement certain provisions of the Executive Agreement, as provided herein;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the Company and Executive agree as follows:

Section 4.2(b) entitled Retention Compensation is deleted in its entirety and any reference to “Retention Bonus” throughout the Executive Agreement is deleted.  Section 4.2, subsection (b) of the Executive Agreement provided as follows:

“Retention Compensation: The Company shall pay Employee an annual retention bonus, payable on December 31st of each calendar year during the Term, equal to 75% of the annualized Base Salary grossed up for federal, state, and local income and employment taxes (assuming the highest marginal tax rate), so that Employee shall receive an amount equal to 75% of the annualized Base Salary as if there were no federal, state, and local income tax and employment tax liability for such bonus (collectively, the “Retention Bonus”).

Except as specifically set forth herein, no other provision of the Executive Agreement is amended, modified, or supplemented hereby.

[Signature Page to Follow]

IN WITNRESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

THE EXECUTIVE	Goodman Networks Incorporated

/s/ Jonathan E. Goodman	By:	/s/ Monty West
Jonathan E. Goodman	Title:	24 April 2015

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